UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Helix BioMedix, Inc. (the “Company”) is filing this Form 8-K/A to correct a typographical error contained in its Current Report filed on Form 8-K which was filed with the Securities and Exchange Commission on February 21, 2008 (the “Current Report”). Specifically, the Current Report incorrectly reported that in the event the Company does not consummate an equity financing with proceeds to the Company of at least $5,000,000 on or before June 29, 2008, the Company shall issue to RBFSC, Inc. (“RBFSC”) a warrant to purchase that number of shares of the Company’s Common Stock equal to 20% of the principal amount of the convertible promissory note issued to RBFSC divided by the per share closing sales price of the Company’s Common Stock on the date of issuance (the “Warrant”). Instead, the Current Report should have reported that the Warrant shall be issuable to RBFSC to purchase that number of shares of the Company’s Common Stock equal to 25% of the principal amount of the convertible promissory note issued to RBFSC divided by the per share closing sales price of the Company’s Common Stock on the date of issuance. The same typographical error was contained in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 21, 2008. No other items or disclosures in the Current Report are being amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: April 2, 2008	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer